UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NAVIGANT INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THIS FILING CONSISTS OF A “FREQUENTLY ASKED QUESTIONS” DOCUMENT REGARDING THE PROPOSED TRANSACTION THAT WAS DISTRIBUTED TO THE EMPLOYEES OF NAVIGANT ON APRIL 27, 2006.

Additional Information

In connection with the proposed merger, Navigant will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other materials filed by Navigant at the SEC’s web site at www.sec.gov. The proxy statement and such other materials may also be obtained for free from Navigant by directing such request to Navigant, Attention: Corporate Secretary, 84 Inverness Circle East, Englewood, Colorado 80112-5314, Telephone: (303) 706-0800.

Participants in the Solicitation

Navigant and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Navigant’s participants in the solicitation is set forth in its annual proxy statement filed with the SEC on March 16, 2006. Carlson Wagonlit Travel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Navigant’s stockholders in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

FAQ

Carlson Wagonlit Travel deal – General Items

For Internal Use Only

Introduction

We have prepared this FAQ to help you, our Associates, better understand some of the relevant details related to the potential merger between TQ3Navigant and CWT. We hope you can appreciate that we do not, at this time, have all of the answers to your questions. That said, it is our goal to communicate in a timely fashion as we progress. To help you navigate this document, questions are sorted into the following categories:

•	Merger & transaction questions

•	Associate questions

•	Carlson Wagonlit Travel questions

•	Integration questions

Merger & Transaction Questions

1.	What is happening?

TQ3Navigant and Carlson Wagonlit Travel (CWT), two leaders in corporate travel management, announced on April 27, 2006 that they have reached an agreement for CWT to acquire TQ3Navigant. This transaction is expected to give TQ3Navigant’s customers access to CWT’s global presence and extensive capabilities. It will give CWT access to TQ3Navigant’s extensive expertise in the mid-market, as well as greater scale and enhanced positions in North America and Asia/Pacific. The transaction will make CWT a global leader with a leading presence in all regions of the world. The transaction has been approved by the boards of both companies; however, it is still subject to government approval, approval by Navigant’s shareholders and satisfaction of other closing conditions.

2.	When will we know definitively that the deal has been completed successfully?

We will keep you informed as each step has been completed. We currently expect the transaction to close in the second half of 2006. In the meantime, we must continue to operate TQ3Navigant as we do today.

3.	Does the deal require government and shareholder approval?

Yes. TQ3Navigant and CWT have entered into a definitive merger agreement pursuant to which CWT will acquire all outstanding stock of TQ3Navigant. The merger will be approved if at least 50 percent of TQ3Navigant’s shareholders vote in favor of it. In addition, the transaction is subject to a number of closing conditions, including regulatory approvals, the closing of the ACCOR/Carlson Companies/One Equity Partners transaction announced today, and other customary conditions. We expect these approvals will take at least three to six months to complete.

4.	Is there a chance that the transaction will not receive the required approvals from the government or shareholders or that the other conditions to closing will not be satisfied?

Yes. As with any acquisition, there is always a risk that the transaction will not receive the required regulatory or shareholder approvals, or that the other conditions to closing will not be satisfied. If this transaction does not receive the required approvals or any of the other conditions to the closing of the merger are not satisfied, the transaction would be abandoned and both companies would continue to operate as they do today.

5.	What business units/regions/divisions are included in this acquisition?

CWT will acquire all of TQ3Navigant, including TQ3Navigant Performance Group, providing meetings and incentives services; TQ3Navigant Vacations, offering premier customizable leisure services; AQUA; and SatoTravel, serving U.S. military and government travel needs.

6.	Does TQ3Navigant’s Executive Committee support this transaction?

Absolutely. The Executive Committee believes the acquisition is beneficial to our shareholders, our Associates, and our clients.

Associate Questions

7.	What does this mean for TQ3Navigant Associates?

TQ3Navigant Associates have exceptional relationships with their clients – just like CWT. We will be creating formal integration teams with representatives from both companies to determine the best way to bring both teams together in an effective manner.

As compared to TQ3Navigant, CWT may have a greater ability to provide advancement opportunities for our Associates, given the Carlson Companies diverse portfolio of companies and, specifically, CWT’s global presence.

8.	When will TQ3Navigant employees become CWT employees?

TQ3Navigant employees will become CWT employees after the transaction closes.

9.	Will there be layoffs?

As in most mergers, there are areas where you have duplicate services and, unfortunately, as these are combined, there will be layoffs. As we move through a well-defined integration process, members from both companies will be working together to define an organizational structure that will best serve our clients moving forward.

10.	Will TQ3Navigant employees be asked to transfer to Minneapolis or elsewhere?

CWT has global and regional headquarters in Paris, Minneapolis, Boca Raton and Singapore. We anticipate that there may be the opportunity and need for some employees to relocate. On the whole though, and much like TQ3Navigant’s structure, most of CWT’s client facing activity takes place in the field so we do not expect significant transfers. The opportunity for some geographic relocation may occur, however, it is more important that we have people where our clients are served (e.g. Operations, Sales, and Account Management).

11.	Will this transition impact our 2006 performance appraisal process?

No. Supervisors and managers will continue to conduct 2006 performance reviews with their Associates between March 1, 2006 and June 30, 2006.

12.	Where can I go to get answers to my questions that are not addressed in this document?

Associates are encouraged to ask their immediate supervisor questions regarding this event.

Also, we have established a confidential e-mail box for employees to send in their questions. That e-mail address is Transition@TQ3Navigant.com, and your e-mail will be responded to in a timely fashion, and we will not publish or share your name with anyone. The most frequently asked questions will then be posted on NavNet for others to view. We will not post names with questions.

13.	Will further updates be issued as time progresses?

Yes. Please visit https://navnet.navigant.com/ regularly for updates.

Carlson Wagonlit Travel Questions

14.	Where will the headquarters of the company be located?

Minneapolis will continue to be the CWT North American headquarters, Singapore is the CWT Asia Pacific headquarters, Boca Raton is the CWT Latin American headquarters and Paris will continue to be the CWT worldwide headquarters. We will work through the integration process to determine our long-term combined operations and facilities.

15.	What is the new company called?

Carlson Wagonlit Travel.

16.	Who is CWT?

For more information, visit www.carlsonwagonlit.com.

17.	Who is Carlson Companies?

Carlson Companies is a global leader in the marketing, travel, and hospitality industries. For more information, visit www.carlson.com. Among the names in the Carlson family of brands and services are: Regent® International Hotels; Radisson® Hotels & Resorts; Park Plaza® Hotels & Resorts; Country Inns & Suites By Carlson®; Park Inn® hotels; Radisson Seven Seas Cruises®; T.G.I. Friday’s® and Pick Up Stix® restaurants; Carlson Wagonlit Travel®; Carlson Marketing Group®, the world leader in Relationship Marketing; Peppers & Rogers Group®; and Gold Points Reward Network®, an online/offline consumer loyalty program.

18.	Who will lead the new company?

Hubert Joly will remain as president and chief executive officer of CWT worldwide. Jack O’Neill, current chief operating officer of CWT in North America, will remain in his current capacity. TQ3Navigant’s Chairman and Chief Executive Officer Ed Adams will support Mr. Joly as the companies complete this transition. Bob Griffith, TQ3Navigant’s chief financial officer and chief operating officer, will take on a new role within the combined company as executive vice president of CWT North America, reporting to Jack O’Neill.

19.	In what ways are TQ3Navigant and CWT similar?

TQ3Navigant and CWT both possess rich competencies, a track record of strong client loyalty, an excellent value proposition, and a wide variety of clients (size and industries) with particularly deep experience serving mid-market and global accounts.

Both companies have innovative, proprietary technology, as well as third-party technology to provide clients and prospects with greater value.

TQ3Navigant and CWT have seasoned management teams, and they are financially strong and profitable companies.

Most importantly, both companies believe their greatest asset is their employees who are responsible for retaining and attracting customers.

20.	What will the annual volume of the combined companies be?

Based upon previously published numbers, it is anticipated the combined company will have a global annual volume of approximately $26 billion (USD) under the Carlson Wagonlit Travel brand globally.

Integration Questions

21.	Once the transaction closes, how long do we expect the integration will take?

At this point in time, it is too early to make definitive statements. However, a merger of this size and scope could realistically take up to two years to fully complete the integration process. In our favor, both TQ3Navigant and CWT have extensive acquisition integration experience. Our approach will be to bring together the best of both companies, while realizing synergies. The combined leadership team will focus on ensuring current clients continue to receive superior service, while a dedicated team will be established to lead the integration and ensure a smooth transition for the combined client and employee-base.

22.	How will structural and integration decisions be made?

We plan to take a very thoughtful approach in order to build a world class organization. The best of companies’ people, technology and practices will be combined. Integration teams consisting of management from both companies will be formed over the next few weeks. These teams will immediately begin formulating plans for merging the two companies together.

23.	Are we planning to merge or close overlapping offices and/or operations?

As in most mergers, if there are duplicate facilities, integration teams will determine the most efficient way to blend operations to best serve our combined employee and client base. Throughout the integration process, our ability to service our clients in an efficient and effective manner will be our top priority.

24.	Will TQ3Navigant’s regional structure remain intact?

While it is too early to provide specific details regarding long term operating structures and leadership, the current regional structure of the company will remain as is until the merger is fully approved and closed. TQ3Navigant management is committed to ensuring the long-term success of the proposed merger while CWT fully recognizes the tremendous value that our Associates and regional structure bring to our established customer relationships.

25.	What will happen with TQ3Navigant Vacations?

As these leisure services are primarily offered to current corporate travel customers as an extension of our corporate programs, we anticipate continuing to provide these services as currently structured.

26.	What will happen with the SatoTravel brand name?

CWT recognizes the tremendous brand awareness and equity associated with SatoTravel. The teams focusing on integration will give thoughtful consideration to any and all branding decisions as they proceed through the integration process.

27.	What technology for both organizations will be eliminated/kept/added?

For shared service applications like e-mail connectivity, we anticipate that TQ3Navigant will be serviced under the shared services agreements of CWT. For business specific applications, the joint integration team, with representatives from both companies, will evaluate all technology to determine what best suits our combined client base. This team will decide what technologies will remain and what technologies, if any, will be eliminated or added. Even if some technologies are discontinued, a full analysis will be performed to ensure consistency of features and functions for all employees and clients.

Forward-Looking Statements

This document contains statements, including, among others, statements about the acquisition of Navigant by Carlson Wagonlit Travel, the timing and certainty of the transaction, the operations and financial results of the combined company after the closing of the transaction, the process of integrating the companies and the make-up of the combined company’s management team, other transactions announced by Carlson Wagonlit Travel, Carlson Wagonlit Travel’s future ownership structure and the intentions of its shareholders, growth strategies and opportunities of the combined company, general industry or business trends or events and any other statements contained in this document that are not purely historical fact, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on current expectations and projections about future events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the satisfaction of the conditions to the closing of the transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the failure of Navigant’s stockholders to approve the transaction, the failure of Carlson Wagonlit Travel to complete the financings required to consummate the transaction, the risk that the businesses will not be integrated successfully, the risk that the cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with existing customers, employees or suppliers, Navigant’s significant indebtedness and restrictions in Navigant’s credit facility on Navigant’s ability to finance future operations or capital needs, and disruptions in the travel industry such as those caused by terrorism, war, natural disasters or general economic downturn. Additional information regarding these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements is contained in Navigant’s annual report on Form 10-K for the year ended December 25, 2005, and in Navigant’s other Securities and Exchange Commission (“SEC”) filings, including its filings on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this document, and Navigant and Carlson Wagonlit Travel undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Additional Information about this Transaction

In connection with the proposed merger, Navigant will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other materials filed by Navigant at the SEC’s web site at www.sec.gov. The proxy statement and such other materials may also be obtained for free from Navigant by directing such request to Navigant, Attention: Corporate Secretary, 84 Inverness Circle East, Englewood, Colorado 80112-5314, Telephone: (303) 706-0800.

Navigant and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Navigant’s participants in the solicitation is set forth in its annual proxy statement filed with the SEC on March 16, 2006. Carlson Wagonlit Travel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Navigant’s stockholders in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.